POWER OF ATTORNEY


I hereby authorize and designate Alan P. Eggleston, Thomas E. Lavery, Michele M. Weber, Peter J. Cunningham and Monte N. Redman, or any one of them acting as agent and attorney-in-fact, with full power of substitution, to:

          (1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 under Section 16 of the
          Securities Exchange Act of 1934, as amended, and file the same with the Securities and Exchange Commission, NYSE, NASDAQ and each stock exchange on which Astoria
          Financial Corporation's common stock or
          other securities are listed, as required by law;

          (2) prepare and sign on my behalf any Form 144 under the Securities Act of 1933, as amended, and file the same with the Securities and Exchange Commission, NYSE, NASDAQ and each stock exchange on which Astoria
          Financial Corporation's common stock or
          other securities are listed, as required by law;
          and

          (3) do anything else necessary or proper in connection to the foregoing.

This power of attorney shall remain in effect as long as I am an affiliate of Astoria Financial Corporation, and shall not be affected by my subsequent disability or incompetence.

Date:    November 21, 2003

Gary T. McCann